Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$10,083,675
Unrealized Gain (Loss) on Market Value of Commodity Futures	(13,245,271)
Dividend Income	75,889
Interest Income	197,220
ETF Transaction Fees	350
Total Income (Loss)	$(2,888,137)

Expenses
General Partner Management Fees	$37,511
Professional Fees	33,479
Brokerage Commissions	4,726
Directors' Fees and insurance	2,314
License fees	938
Total Expenses	$78,968
Net Income (Loss)	$(2,967,105)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 4/1/23	$72,891,759
Additions (50,000 Shares)	3,188,498
Net Income (Loss)	(2,967,105)

Net Asset Value End of Month	$73,113,152
Net Asset Value Per Share (1,250,000 Shares)	$58.49

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596